POWER OF ATTORNEY

The undersigned officers and Trustees of AIP Variable Insurance Trust (the “Trust”) hereby appoint Lee Schultheis and Kristina Labermeier as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s registration statements on Form N-8A, N-1A or Form N-14, any and all amendments thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this 8th day of December, 2006.

Name	Title

/s/Lee Schultheis	President
Lee Schultheis
Secretary
/s/Kristina Labermeier
Kristina Labermeier
Treasurer and Trustee
/s/Stephen G. Bondi*
Stephen G. Bondi
Independent Trustee
/s/Robert Anderson*
Robert Anderson
Independent Trustee
/s/Joseph Breslin*
Joseph Breslin
Independent Trustee
/s/Thomas Mann*
Thomas Mann
Independent Trustee
/s/Joyce Montgomery Rocklin*
Joyce Montgomery Rocklin